1Q 2018 SUPPLEMENTAL INFORMATION Dedicated to Value Creation. Committed to Our Operator Roots. Exhibit 99.2

CONTENT 03 COMPANY INFORMATION 04 OVERVIEW 05 PORTFOLIO Summary - Triple-Net Summary - Senior Housing Managed Summary - Loans and Other Investments Development Pipeline NOI Concentrations Geographic Concentrations Lease Expirations 14 INVESTMENT ACTIVITY Year-to-Date 15 CAPITALIZATION Overview Indebtedness Debt Maturity Credit Metrics and Ratings 19 FINANCIAL INFORMATION 2018 Outlook Update Condensed Consolidated Financial Statements - Statements of Income Condensed Consolidated Financial Statements - Balance Sheets Condensed Consolidated Financial Statements - Statements of Cash Flows FFO, Normalized FFO, AFFO and Normalized AFFO Pro Forma Information Components of Net Asset Value (NAV) 24 APPENDIX Disclaimer Reporting Definitions Discussion and Reconciliation of Certain Non-GAAP Financial Measures: http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap 2 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

SABRA | COMPANY INFORMATION

SENIOR MANAGEMENT

Rick Matros
Chairman of the Board, President and Chief Executive Officer

Harold Andrews Jr.
Executive Vice President, Chief Financial Officer and Secretary

Talya Nevo-Hacohen
Executive Vice President, Chief Investment Officer and Treasurer

BOARD OF DIRECTORS

Rick Matros
Chairman of the Board, President and Chief Executive Officer

Michael Foster
Lead Independent Director

Jeffrey Malehorn
Director

Craig Barbarosh
Director

Ronald Geary
Director

Milton Walters
Director

Robert Ettl
Director

Raymond Lewis
Director

CONTACT INFORMATION

Sabra Health Care REIT, Inc.
18500 Von Karman Avenue
Suite 550
Irvine, CA 92612
888.393.8248
sabrahealth.com

Transfer Agent
American Stock Transfer
and Trust Company
6201 15th Avenue
Brooklyn, NY 11219

3 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

OVERVIEW

Financial Metrics

Dollars in thousands, except per share data		Three Months Ended March 31, 2018
Revenues	$	166,086
Net operating income		163,333
Cash net operating income		151,086
Diluted per share data attributable to common stockholders:		
EPS	$	0.34
FFO		0.64
Normalized FFO		0.63
AFFO		0.59
Normalized AFFO		0.58
Dividends per common share		0.45

Capitalization and Market Facts

	March 31, 2018
Common shares outstanding	178.3 million
Common equity Market Capitalization	$3.1 billion
Total Debt [1]	$3.7 billion
Total Enterprise Value [1]	$7.0 billion
Common stock closing price	$17.65
Common stock 52-week range	$15.78 - $29.10
Common stock ticker symbol	SBRA
Preferred stock ticker symbol	SBRAP

Debt Ratios [2]

	March 31, 2018
Net Debt to Adjusted EBITDA	5.48x
Including unconsolidated joint venture	5.97x
Interest Coverage	4.23x
Fixed Charge Coverage Ratio	3.72x
Total Debt/Asset Value	49%
Secured Debt/Asset Value	8%
Unencumbered Assets/Unsecured Debt	224%

Portfolio [3]

Dollars in thousands

As of March 31, 2018	Property Count		Investment	Beds/Units	Occupancy Percentage [4]
Investment in Real Estate Properties, gross					
Triple-Net Portfolio:					
Skilled Nursing / Transitional Care	380	$	4,384,312	42,972	80.9%
Senior Housing - Leased	89		1,173,102	8,167	86.8
Specialty Hospitals and Other	22		617,440	1,085	83.4
Total Triple-Net Portfolio	491		6,174,854	52,224	
Senior Housing - Managed	24		310,377	1,744	92.1
Consolidated Equity Investments	515		6,485,231	53,968	
Unconsolidated joint venture Senior Housing - Managed	172		730,192	7,652	80.7
Total Equity Investments	687		7,215,423	61,620	
Investment in Direct Financing Lease, net	1		23,084		
Investments in Loans Receivable, gross [5]	21		50,953		
Preferred Equity Investments, gross [6]	13		50,248		
Total Investments	722	$	7,339,708		

Includes 75 relationships in 45 U.S. states and Canada

[1] Includes Sabra's 49% pro rata share of the debt of its unconsolidated joint venture.
[2] See page 18 of this supplement for important information about these debt ratios.
[3] Excludes real estate properties held for sale.
[3] Occupancy Percentage is presented for the trailing twelve month period and one quarter in arrears, except for Senior Housing - Managed, which is presented for the trailing three month period.
[4] Three of our investments in Loans Receivable contain purchase options on three Senior Housing developments with 138 beds/units.
[5] Our Preferred Equity investments include investments in entities owning 12 Senior Housing developments with 1,262 beds/units and one Skilled Nursing/Transitional Care development with 120 beds/units.

4 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

SABRA
PORTFOLIO
Summary - Triple-Net Portfolio

Triple-Net Portfolio

Dollars in thousands

Property Type	Number of Properties	Investment	Cash NOI Three Months Ended March 31, 2018	Cash NOI Three Months Ended December 31, 2017	Number of Beds/Units
Skilled Nursing/Transitional Care	380	$ 4,384,312	$ 99,003	$ 105,940	42,972
Senior Housing - Leased	89	1,173,102	21,173	20,551	8,167
Specialty Hospitals and Other	22	617,440	11,832	11,699	1,085
Total	491	$ 6,174,854	$ 132,008	$ 138,190	52,224

Same Store Triple-Net Portfolio[1]

Dollars in thousands

Property Type	Number of Properties	Cash NOI Three Months Ended March 31, 2018	Cash NOI Three Months Ended December 31, 2017
Skilled Nursing/Transitional Care	377	$ 94,466	$ 95,166
Senior Housing - Leased	87	20,470	20,368
Specialty Hospitals and Other	22	11,832	11,699
Total	486	$ 126,768	$ 127,233

Operating Statistics Triple-Net Portfolio[2]

Property Type	Coverage EBITDAR 1Q 2018	Coverage EBITDAR 4Q 2017	Coverage EBITDARM 1Q 2018	Coverage EBITDARM 4Q 2017	Occupancy Percentage 1Q 2018	Occupancy Percentage 4Q 2017	Skilled Mix 1Q 2018	Skilled Mix 4Q 2017
Skilled Nursing/Transitional Care	1.33x	1.37x	1.80x	1.85x	80.9%	80.8%	37.6%	37.2%
Senior Housing - Leased	1.09x	1.09x	1.26x	1.26x	86.8%	87.3%	NA	NA
Specialty Hospitals and Other	3.45x	3.56x	3.75x	3.87x	83.4%	79.3%	NA	NA

Same Store Operating Statistics Triple-Net Portfolio[3]

Property Type	Coverage EBITDAR 1Q 2018	Coverage EBITDAR 4Q 2017	Coverage EBITDARM 1Q 2018	Coverage EBITDARM 4Q 2017	Occupancy Percentage 1Q 2018	Occupancy Percentage 4Q 2017	Skilled Mix 1Q 2018	Skilled Mix 4Q 2017
Skilled Nursing/Transitional Care	1.29x	1.29x	1.79x	1.80x	80.6%	80.7%	36.8%	36.8%
Senior Housing - Leased	1.12x	1.13x	1.28x	1.30x	86.8%	87.3%	NA	NA
Specialty Hospitals and Other	5.64x	4.99x	6.09x	5.42x	70.9%	70.0%	NA	NA

(1) Same store triple-net portfolio includes all facilities owned for the full period in both comparison periods.

(2) EBITDAR Coverage, EBITDARM Coverage, Occupancy Percentage and Skilled Mix (collectively, "Operating Statistics") for each period presented include only Stabilized Facilities owned by the Company as of the end of the respective period. Operating Statistics are only included in periods subsequent to our acquisition except for the legacy CCP tenants, which are presented as if these real estate investments were owned by Sabra during the entire period presented and reflect the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP. In addition, Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears. As such, Operating Statistics exclude assets acquired after December 31, 2017.

(3) Same store Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears for Stabilized Facilities owned for the full period in both comparison periods except for the legacy CCP tenants, which are presented as if these real estate investments were owned by Sabra during the entire period presented and reflect the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP.

5 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

SABRA

PORTFOLIO

Summary - Real Estate Continued

Pro Forma Top 10 Relationships [1]

Tenant	Primary Facility Type	Twelve Months Ended March 31, 2018		
		Number of Properties	Lease Coverage [2]	% of Pro Forma Annualized Cash NOI
Senior Care Centers	Skilled Nursing	38	1.04x	9.9%
Genesis Healthcare, Inc. [3]	Skilled Nursing	49	1.24x	8.5%
Enlivant	Assisted Living	183	NA	7.9%
Avamere Family of Companies [4]	Skilled Nursing	29	1.24x	6.8%
Signature Healthcare	Skilled Nursing	46	1.22x	5.9%
Holiday AL Holdings LP [4][5]	Independent Living	21	1.11x	5.7%
North American Healthcare [6]	Skilled Nursing	23	1.34x	5.7%
Signature Behavioral	Behavioral Hospitals	6	1.61x	5.2%
Cadia Healthcare	Skilled Nursing	9	1.54x	4.9%
The McGuire Group	Skilled Nursing	7	1.65x	2.6%

(1) Pro forma top 10 relationships assumes the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP was completed at the beginning of the period presented.

(2) Lease Coverage is defined as the EBITDAR Coverage for Stabilized Facilities operated by the applicable tenant, unless there is a corporate guarantee and the guarantor level fixed charge coverage is a more meaningful indicator of the tenant's ability to make rent payments. Lease Coverage is for the twelve months ended March 31, 2018 and is presented one quarter in arrears. Lease Coverage for legacy CCP tenants is presented as if these real estate investments were owned by Sabra during the entire period presented and reflects the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP.

(3) Lease Coverage reflects guarantor level fixed charge coverage, pro forma for rent reductions from Sabra and other Genesis landlords and the impact of recent refinancings.

(4) Lease Coverage reflects guarantor level fixed charge coverage for these relationships.

(5) The Holiday AL Holdings LP portfolio consists of 21 independent living communities that the Company underwrote at a 1.10x EBITDAR Coverage.

(6) The North American Healthcare portfolio coverage is presented on a trailing twelve month basis and consists of the EBITDAR Coverage for facilities owned by Sabra in periods subsequent to our acquisition and underwritten stabilized EBITDAR Coverage for periods preceding our acquisition.

6 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

SABRA
PORTFOLIO
Summary - Senior Housing Managed

Senior Housing - Managed Portfolio

Dollars in thousands, except REVPOR

	As of March 31, 2018			Three Months Ended March 31, 2018					
	Number of Properties	Number of Units	Investment	Revenues	Cash NOI	Cash NOI Margin %	REVPOR [1]	Capital Expenditures	Occupancy Percentage [1]
Wholly-Owned									
AL	16	988	$ 182,829	$ 12,436	$ 3,233	26.0%	$ 4,687	$ 483	92.4%
IL	8	756	127,548	5,057	2,136	42.2%	2,428	42	91.8%
	24	1,744	310,377	17,493	5,369	30.7%	3,643	525	92.1%
Sabra's Share of Unconsolidated JV [2]									
AL	172	7,652	730,192	36,291	9,371	25.8%	3,998	974	80.7%
Total	196	9,396	$ 1,040,569	$ 53,784	$ 14,740	27.4%	$ 3,880	$ 1,499	84.2%
Operator									
Enlivant	183	8,283	$ 855,682	$ 45,046	$ 11,715	26.0%	$ 4,158	$ 1,446	82.4%
Sienna	9	865	130,277	5,521	2,239	40.6%	2,316	49	91.9%
Other	4	248	54,610	3,217	786	24.4%	5,833	4	91.1%
Total	196	9,396	$ 1,040,569	$ 53,784	$ 14,740	27.4%	$ 3,880	$ 1,499	84.2%

Same Store Senior Housing - Managed Portfolio [3]

Dollars in thousands, except REVPOR

		Cash NOI		REVPOR		Occupancy Percentage	
		Three Months Ended		Three Months Ended		Three Months Ended	
Property Type	Number of Properties	March 31, 2018	December 31, 2017	March 31, 2018	December 31, 2017	March 31, 2018	December 31, 2017
Senior Housing - Managed	11	$ 2,889	$ 2,502	$ 2,786	$ 2,555	91.8%	91.8%

(1) REVPOR and Occupancy Percentage include only Stabilized Facilities owned by the Company as of the end of the period presented.
(2) Reflects Sabra's 49% pro rata share of applicable amounts related to its unconsolidated joint venture with Enlivant.
(3) Same store Senior Housing - Managed portfolio includes all facilities owned for the full period in both comparison periods. Same store REVPOR and Occupancy Percentage are presented for Stabilized Facilities owned for the full period in both comparison periods.

7 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

SABRA

PORTFOLIO

Summary - Loans and Other Investments

Loans Receivable and Other Investments

Dollars in thousands

As of March 31, 2018

Loan Type	Number of Loans	Property Type	Principal Balance	Book Value	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended March 31, 2018 [1]	Maturity Date
Mortgage	2	Skilled Nursing / Senior Housing	$ 18,028	$ 17,032	9.9%	11.0%	$ 393	12/31/18-02/10/27
Construction	2	Senior Housing	3,047	3,114	8.0%	7.7%	59	03/31/21-05/31/22
Mezzanine	1	Skilled Nursing	25,000	2,548	10.0%	41.9%	278	05/25/20
Pre-development	1	Senior Housing	2,357	2,357	9.0%	8.4%	53	04/01/20
Other	15	Multiple	27,780	25,789	8.7%	10.6%	642	12/31/17-04/30/27
	21		76,212	50,840	9.4%	12.0%	$ 1,425	
Loan loss reserve			—	(200)				
			$ 76,212	$ 50,640				

Other Investment Type	Number of Investments	Property Type	Total Funding Commitments	Total Amount Funded	Book Value	Rate of Return	Other Income Three Months Ended March 31, 2018 [1]
Preferred Equity	13	Skilled Nursing / Senior Housing	$ 40,399	$ 39,763	$ 50,248	12.6%	$ 1,496

[1] Includes income related to loans receivable and other investments held as of March 31, 2018.

8 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

SABRA

PORTFOLIO

Development Pipeline

Proprietary Development Pipeline [1]

Dollars in thousands

As of March 31, 2018	Investment Type			Property Type		Investment Amount [2]		Estimated Real Estate Value Upon Completion			
State	Loan	Preferred Equity	Forward Commitment	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Weighted Average Initial Cash Lease Yield	Certificate of Occupancy Timing [3]
Colorado	1	—	—	—	1	$ —	$ 2,357	$ —	$ 33,000	8.0%	Q4 2017
Florida	—	—	1	—	1	—	—	—	24,365	7.5%	Q1 2018
Indiana	—	3	—	—	3	—	12,843	—	74,800	7.3%	Q1 2017-Q3 2017
Kentucky	—	1	—	—	1	—	3,035	—	27,000	7.4%	Q4 2015
Ohio	—	4	—	—	4	—	12,771	—	111,100	7.3%	Q4 2016-Q2 2019
Tennessee	—	1	—	—	1	—	4,524	—	11,000	7.0%	Q2 2017
Texas	2	4	—	1	5	4,938	15,147	14,475	60,300	7.9%	Q3 2015-Q3 2018
	3	13	1	1	16	$ 4,938	$ 50,677	$ 14,475	$ 341,565	7.5%	

New Assets in Real Estate Portfolio [4]

Dollars in thousands

As of March 31, 2018	Property Type			Beds/Units				
State	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Gross Book Value	% of Total Real Estate Invested
Arizona	—	1	—	—	48	—	$ 10,345	0.2%
California	1	—	—	15	—	—	7,372	0.1%
Colorado	—	2	—	—	116	—	31,365	0.5%
Illinois	—	1	—	—	53	—	5,622	0.1%
Indiana	—	1	—	—	172	—	26,587	0.4%
Louisiana	1	—	—	144	—	—	26,270	0.4%
Minnesota	—	—	1	—	—	72	15,450	0.2%
Nevada	—	1	—	—	68	—	23,670	0.4%
South Dakota	—	1	—	—	40	—	7,167	0.1%
Texas	6	5	—	739	271	—	120,584	1.8%
Virginia	—	1	—	—	68	—	23,000	0.4%
Washington	1	—	—	60	—	—	13,728	0.2%
Wisconsin	—	1	1	—	60	24	15,509	0.2%
Canada	—	1	—	—	74	—	27,136	0.4%
	9	15	2	958	970	96	$ 353,805	5.4%

(1) Includes projects invested in or committed to as of March 31, 2018.
(2) Investment amount excludes accrued and unpaid interest receivable.
(3) Certificate of occupancy timing represents the period in which the certificate of occupancy has been received for a development project where construction has been completed or when the certificate of occupancy is expected to be received for a development project that is currently under construction.
(4) Includes properties built since 2010 and included in real estate investments as of March 31, 2018.

9 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

PORTFOLIO NOI Concentrations (1) Pro Forma as of March 31, 2018 (2) RELATIONSHIP CONCENTRATION Senior Care Centers: 9.9% Genesis Healthcare, Inc.: 8.5% Enlivant: 7.9% Other: 61.0% Avamere Family of Companies: 6.8% Signature Healthcare: 5.9% ASSET CLASS CONCENTRATION Senior Housing - Leased: 14.4% Senior Housing - Managed: 10.0% Specialty Hospital Skilled Nursing/ and Other: 8.0% Transitional Care: 65.5% Interest and Other Income: 2.1% PAYOR SOURCE CONCENTRATION (3) Private Pay: 39.5% Non-Private: 60.5% (1) Concentrations are calculated using Annualized Cash Net Operating Income for real estate investments, investments in loans receivable and other investments, and investment in unconsolidated joint venture. We define Annualized Cash NOI as Annualized Revenues less operating expenses and non-cash revenues. (2) Assumes the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP was completed at the beginning of the period presented. (3) Tenant and borrower revenue presented one quarter in arrears. 10 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

SABRA
PORTFOLIO
Geographic Concentrations

Property Type

As of March 31, 2018

Location	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Consolidated Total	% of Consolidated Total	Unconsolidated JV Senior Housing - Managed	Total	% of Total
Texas	60	15	—	14	89	17.3%	31	120	17.5%
Indiana	22	6	—	—	28	5.4	21	49	7.1
Washington	15	3	—	—	18	3.5	17	35	5.1
California	27	1	—	4	32	6.2	—	32	4.7
Oregon	16	4	—	—	20	3.9	11	31	4.5
Kentucky	25	—	—	1	26	5.0	1	27	3.9
Wisconsin	9	2	2	—	13	2.5	10	23	3.3
Ohio	7	—	—	—	7	1.4	15	22	3.2
Massachusetts	19	—	—	—	19	3.7	—	19	2.8
Pennsylvania	3	—	5	—	8	1.6	11	19	2.8
Other (35 states & Canada)	177	58	17	3	255	49.5	55	310	45.1
Total	380	89	24	22	515	100.0%	172	687	100.0%
% of Consolidated Total	73.8%	17.3%	4.6%	4.3%	100.0%				
% of Total	55.3%	13.0%	3.5%	3.2%	75.0%		25.0%	100.0%	

Distribution of Beds/Units

As of March 31, 2018

Location	Total Number of Properties	Property Type: Skilled Nursing/ Transitional Care	Property Type: Senior Housing - Leased	Property Type: Senior Housing - Managed	Property Type: Specialty Hospitals and Other	Consolidated Total	% of Consolidated Total	Unconsolidated JV Senior Housing - Managed	Total	% of Total
Texas	120	7,391	1,502	—	366	9,259	17.2%	1,236	10,495	17.0%
Indiana	49	2,325	449	—	—	2,774	5.2	963	3,737	6.1
California	32	2,358	102	—	340	2,800	5.3	—	2,800	4.5
Kentucky	27	2,672	—	—	40	2,712	5.0	55	2,767	4.5
Washington	35	1,699	206	—	—	1,905	3.5	725	2,630	4.3
Oregon	31	1,561	509	—	—	2,070	3.8	399	2,469	4.0
Massachusetts	19	2,320	—	—	—	2,320	4.3	—	2,320	3.8
Connecticut	16	1,824	140	—	—	1,964	3.6	—	1,964	3.2
North Carolina	17	1,672	237	—	—	1,909	3.5	—	1,909	3.1
New Hampshire	17	1,016	838	—	—	1,854	3.4	—	1,854	3.0
Other (35 states & Canada)	324	18,134	4,184	1,744	339	24,401	45.2	4,274	28,675	46.5
Total	687	42,972	8,167	1,744	1,085	53,968	100.0%	7,652	61,620	100.0%
% of Consolidated Total		79.6%	15.2%	3.2%	2.0%	100.0%				
% of Total		69.7%	13.3%	2.8%	1.8%	87.6%		12.4%	100.0%	

11 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

SABRA

PORTFOLIO

Geographic Concentrations Continued

Investment [1]

Dollars in thousands

As of March 31, 2018

		Property Type					
Location	Total Number of Properties	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Total	% of Total
Texas	89	$ 590,036	$ 234,838	$ —	$ 195,929	$ 1,020,803	15.7%
California	32	439,019	35,901	—	221,134	696,054	10.7
Oregon	20	264,892	86,250	—	—	351,142	5.4
Maryland	9	320,426	6,566	—	—	326,992	5.1
New York	10	297,066	19,235	—	—	316,301	4.9
Indiana	28	213,438	59,888	—	—	273,326	4.2
Kentucky	26	231,573	—	—	30,313	261,886	4.0
Washington	18	188,632	36,900	—	—	225,532	3.5
North Carolina	17	138,902	67,272	—	—	206,174	3.2
Arizona	8	31,976	47,246	—	121,757	200,979	3.1
Other (33 states & Canada) [2]	258	1,668,352	579,006	310,377	48,307	2,606,042	40.2
Total	515	$ 4,384,312	$ 1,173,102	$ 310,377	$ 617,440	$ 6,485,231	100.0%
% of Total investment		67.6%	18.1%	4.8%	9.5%	100.0%	

[1] Excludes unconsolidated joint venture.
[2] Investment balance in Canada is based on the exchange rate as of March 31, 2018 of $0.7753 per CAD $1.00.

12 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

SABRA
PORTFOLIO
Lease Expirations

Lease Expirations [1]

Dollars in thousands

As of March 31, 2018	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	Thereafter	Total
Skilled Nursing/ Transitional Care												
Properties	6	—	37	9	21	54	24	20	20	68	118	377
Beds/Units	639	—	4,674	1,175	2,335	6,675	2,465	2,174	2,248	6,825	13,517	42,727
Annualized Revenues	$4,682	$ —	$36,189	$7,956	$22,575	$64,992	$26,092	$14,498	$22,990	$55,449	$194,270	$449,693
Senior Housing - Leased												
Properties	—	—	—	2	15	3	6	13	1	13	36	89
Beds/Units	—	—	—	163	1,027	393	411	920	100	692	4,461	8,167
Annualized Revenues	$ —	$ —	$ —	$1,070	$ 9,734	$ 2,787	$ 4,344	$10,452	$ 632	$ 9,787	$ 59,700	$ 98,506
Specialty Hospitals and Other												
Properties	—	—	12	—	—	—	—	—	—	6	4	22
Beds/Units	—	—	258	—	—	—	—	—	—	652	175	1,085
Annualized Revenues	$ —	$ —	$ 5,301	$ —	$ —	$ —	$ —	$ —	$ —	$33,143	$ 12,973	$ 51,417
Total Properties	6	—	49	11	36	57	30	33	21	87	158	488
Total Beds/Units	639	—	4,932	1,338	3,362	7,068	2,876	3,094	2,348	8,169	18,153	51,979
Total Annualized Revenues	$4,682	$ —	$41,490	$9,026	$32,309	$67,779	$30,436	$24,950	$23,622	$98,379	$266,943	$599,616
% of Revenue	0.8%	—%	6.9%	1.5%	5.4%	11.3%	5.1%	4.2%	3.9%	16.4%	44.5%	100.0%

[1] Excludes Senior Housing - Managed communities, five assets held for sale, two skilled nursing/transitional care facilities with month-to-month leases and one non-operational skilled nursing/transitional care facility.

13 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

SABRA
INVESTMENT ACTIVITY
Year-to-Date

Investment Activity

Dollars in thousands

Location	Initial Investment Date	Property Type	Number of Properties	Beds/Units	2018 Amounts Invested [1]	Rate of Return/Initial Cash Yield
Real Estate Investments						
Enlivant	01/02/18	Senior Housing - Managed	11	631	$ 125,019	6.30%
North American Healthcare Portfolio II	01/10/18 & 01/19/18	Skilled Nursing/ Transitional Care	2	263	42,911	8.00%
Prairie View	01/31/18	Senior Housing - Leased	1	30	4,076	8.00%
Additions to Real Estate	Various	Multiple	N/A	N/A	11,411	7.50%
Total Real Estate Investments					183,417	6.81%
Preferred Equity Investments						
Leo Brown Group - Beavercreek II	03/21/18	Senior Housing	1	36	913	12.00%
Loans Receivable						
McKinney Construction Loan	03/14/16	Senior Housing	1	27	323	8.00%
River Vista Mortgage Loan	08/17/17	Specialty Hospital and Other	1	N/A	4,452	10.00%
Meridian Promissory Note	01/23/18	Skilled Nursing/ Transitional Care	1	N/A	700	10.00%
Total Loans Receivable					5,475	9.88%
Unconsolidated Joint Venture Investment						
Enlivant	01/02/18	Senior Housing - Managed	172	7,652	352,749	6.30%
All Investments					$ 542,554	6.52%

[1] Real estate investments include capitalized acquisition costs.

14 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

CAPITALIZATION Overview Debt Dollars in thousands Sabra's Share of As of March 31, 2018 Consolidated Debt Unconsolidated JV Debt Total Debt Secured debt $ 257,660 $ 384,243 $ 641,903 Revolving credit facility 611,000 — 611,000 Term loans 1,196,912 — 1,196,912 Senior unsecured notes 1,300,000 — 1,300,000 Total Debt 3,365,572 384,243 3,749,815 Deferred financing costs and premiums/discounts, net (4,466) (6,105) (10,571) Total Debt, Net $ 3,361,106 $ 378,138 $ 3,739,244 Revolving Credit Facility Dollars in thousands As of March 31, 2018 Credit facility availability $ 389,000 Credit facility capacity 1,000,000 Enterprise Value Dollars in thousands, except per share amounts As of March 31, 2018 Shares Outstanding Price Value Common stock 178,282,370 $ 17.65 $ 3,146,684 Preferred stock 5,750,000 25.14 144,555 Consolidated Debt 3,365,572 Cash and cash equivalents (46,352) Consolidated Enterprise Value 6,610,459 Sabra's share of unconsolidated joint venture debt 384,243 Total Enterprise Value $ 6,994,702 Common Stock and Equivalents Three Months Ended March 31, 2018 Weighted Average Common Shares EPS, FFO and Normalized FFO AFFO and Normalized AFFO Common stock 178,264,442 178,264,442 Common equivalents 30,163 30,163 Basic common and common equivalents 178,294,605 178,294,605 Dilutive securities: Restricted stock and units 221,783 972,378 Diluted common and common equivalents 178,516,388 179,266,983 15 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

SABRA
CAPITALIZATION
Indebtedness

Fixed | Variable Rate Debt

Dollars in thousands

As of March 31, 2018		Principal	Weighted Average Effective Rate [1]	% of Total
Fixed Rate Debt				
Secured debt	$	159,160	3.87%	4.2%
Unsecured senior notes		1,300,000	5.33%	34.7%
Sabra's share of unconsolidated joint venture fixed rate debt		2,158	4.76%	0.1%
Total fixed rate debt		1,461,318	5.17%	39.0%
Variable Rate Debt [2]				
Secured debt		98,500	3.68%	2.6%
Revolving credit facility		611,000	3.13%	16.3%
Term loans		1,196,912	2.80%	31.9%
Sabra's share of unconsolidated joint venture variable rate debt		382,085	4.11%	10.2%
Total variable rate debt		2,288,497	3.14%	61.0%
Total Debt	$	3,749,815	3.93%	100.0%

Secured | Unsecured Debt

Dollars in thousands

As of March 31, 2018		Principal	Weighted Average Effective Rate [1]	% of Total
Secured Debt				
Secured debt	$	257,660	3.80%	6.9%
Sabra's share of unconsolidated joint venture secured debt		384,243	4.11%	10.2%
Total secured debt		641,903	3.98%	17.1%
Unsecured Debt				
Unsecured senior notes		1,300,000	5.33%	34.7%
Revolving credit facility		611,000	3.13%	16.3%
Term loans		1,196,912	2.80%	31.9%
Total unsecured debt		3,107,912	3.92%	82.9%
Total Debt	$	3,749,815	3.93%	100.0%

(1) Weighted average effective interest rate includes private mortgage insurance and impact of interest rate swap and cap agreements.
(2) Term loans include $845.0 million subject to swap agreements that fix LIBOR at a weighted average rate of 1.19%, and $69.8 million (CAD $90.0 million) and $27.1 million (CAD $35.0 million) subject to swap agreements that fix CDOR at 1.59% and 0.93%, respectively. Excluding these amounts, variable rate debt was 35.9% of Total Debt as of March 31, 2018. Additionally, unconsolidated joint venture debt includes $368.4 million subject to interest rate cap agreements that cap LIBOR at a weighted average rate of 2.89%.

16 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

SABRA

CAPITALIZATION

Debt Maturity

Debt Maturity Schedule

Dollars in thousands	Secured Debt		Unsecured Senior Notes		Term Loans		Revolving Credit Facility [1]		Consolidated Debt		Sabra's Share of Unconsolidated JV Debt		Total Debt	
As of March 31, 2018	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]
4/1/18-12/31/18	$ 3,228	3.56%	$ —	—	$ —	—	$ —	—	$ 3,228	3.56%	$ 179	4.09%	$ 3,407	3.59%
2019	102,930	3.48%	—	—	—	—	—	—	102,930	3.48%	248	4.09%	103,178	3.48%
2020	4,578	3.46%	—	—	200,000	3.33%	—	—	204,578	3.33%	3,186	4.09%	207,764	3.34%
2021	20,044	3.46%	500,000	5.50%	—	—	611,000	3.13%	1,131,044	4.18%	18,384	4.09%	1,149,428	4.18%
2022	4,285	3.44%	—	—	996,912	3.30%	—	—	1,001,197	3.30%	6,342	4.08%	1,007,539	3.30%
2023	4,427	3.45%	200,000	5.38%	—	—	—	—	204,427	5.33%	7,035	4.08%	211,462	5.29%
2024	4,573	3.45%	—	—	—	—	—	—	4,573	3.45%	7,290	4.08%	11,863	3.84%
2025	4,725	3.46%	—	—	—	—	—	—	4,725	3.46%	189,593	4.08%	194,318	4.06%
2026	4,882	3.47%	500,000	5.13%	—	—	—	—	504,882	5.11%	81,733	4.28%	586,615	4.99%
2027	5,044	3.48%	100,000	5.38%	—	—	—	—	105,044	5.29%	70,253	3.99%	175,297	4.77%
Thereafter	98,944	3.60%	—	—	—	—	—	—	98,944	3.60%	—	—	98,944	3.60%
Total Debt	257,660		1,300,000		1,196,912		611,000		3,365,572		384,243		3,749,815	
Premium, net	—		15,568		—		—		15,568		284		15,852	
Deferred financing costs, net	(2,743)		(9,002)		(8,289)		—		(20,034)		(6,389)		(26,423)	
Total Debt, Net	$ 254,917		$ 1,306,566		$ 1,188,623		$ 611,000		$ 3,361,106		$ 378,138		$ 3,739,244	
Wtd. avg. maturity/years	14.8		5.8		4.0		3.4		5.4		7.4		5.6	
Wtd. avg. effective interest rate [3]	3.80%		5.33%		2.80%		3.13%		3.91%		4.11%		3.93%	

(1) Revolving Credit Facility is subject to two six-month extension options.
(2) Represents actual contractual interest rates excluding private mortgage insurance and impact of interest rate derivative agreements.
(3) Weighted average effective interest rate includes private mortgage insurance and impact of interest rate derivative agreements.

17 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

SABRA

CAPITALIZATION

Credit Metrics and Ratings

Key Credit Statistics [1]

	December 31, 2017 [2]	March 31, 2018 [3]
Net Debt to Adjusted EBITDA [4][5]	5.49x	5.48x
Net Debt to Adjusted EBITDA - Incl Unconsolidated Joint Venture [4][5]	5.94x	5.97x
Interest Coverage [4]	4.20x	4.23x
Fixed Charge Coverage Ratio [4]	3.80x	3.72x
Total Debt/Asset Value	50%	49%
Secured Debt/Asset Value	8%	8%
Unencumbered Assets/Unsecured Debt	220%	224%
Cost of Permanent Debt [6]	4.04%	4.10%

Unsecured Notes Ratings

	March 31, 2018
S&P (Stable outlook)	BBB-
Fitch (Stable outlook)	BBB-
Moody's (Stable outlook)	Ba1

(1) Key credit statistics (except net debt to adjusted EBITDA) are calculated in accordance with the credit agreement relating to the revolving credit facility and the indentures relating to our unsecured senior notes.

(2) Assumes that the Enlivant acquisition, the acquisition of the North American Healthcare Portfolio II, the remaining CCP and Genesis rent reductions and the transition of five skilled nursing/transitional care facilities to an existing Sabra operator were completed as of December 31, 2017.

(3) Assumes that the remaining CCP rent reductions, the full $19.0 million Genesis rent reduction, the sale of six Genesis facilities and the acquisition of two senior housing communities were completed as of March 31, 2018.

(4) Based on the trailing twelve month period ended as of the date indicated.

(5) Net Debt to Adjusted EBITDA is calculated based on Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented. Net Debt to Adjusted EBITDA - Incl. Unconsolidated Joint Venture is calculated based on Annualized Adjusted EBITDA, as adjusted, which includes Annualized Adjusted EBITDA and is further adjusted to include the Company's share of the unconsolidated joint venture interest expense. See "Reconciliations of Non-GAAP Financial Measures" on our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap for additional information.

(6) Excludes revolving credit facility balance that had an interest rate of 3.13% and 2.81% as of March 31, 2018 and December 31, 2017, respectively.

18 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

FINANCIAL INFORMATION 2018 Outlook Update 2018 Full Year Guidance Low High Net income attributable to common stockholders $ 1.98 $ 2.06 Add: Depreciation and amortization (1) 1.17 1.17 Net gain on sales of real estate (0.67) (0.67) FFO attributable to common stockholders $ 2.48 $ 2.56 Write-off of capitalized preferred equity issuance costs 0.03 0.03 Write-off of above market lease intangibles (0.05) (0.05) CCP transition costs 0.01 0.01 Normalized FFO attributable to common stockholders $ 2.47 $ 2.55 FFO attributable to common stockholders $ 2.48 $ 2.56 Stock-based compensation expense 0.05 0.05 Straight-line rental income adjustments (0.28) (0.28) Amortization of above/below market lease intangibles (0.02) (0.02) Amortization of deferred financing costs 0.05 0.05 Write-off of above market lease intangibles (0.05) (0.05) Write-off of capitalized preferred equity issuance costs 0.03 0.03 Non-cash portion of loss on extinguishment of debt 0.02 0.02 Non-cash interest income adjustments (0.01) (0.01) Provision for doubtful straight-line rental income, loan losses and other reserves 0.01 0.01 AFFO attributable to common stockholders $ 2.28 $ 2.36 CCP transition costs 0.01 0.01 Provision for doubtful cash rents and interest (0.02) (0.02) Normalized AFFO attributable to common stockholders $ 2.27 $ 2.35 The updated 2018 outlook reflects revised timing for completing the Series A Preferred Stock redemption and the elimination of the previously anticipated refinancing of our $500 million of 5.5% senior unsecured notes due 2021 and $200 million of 5.375% senior unsecured notes due 2023. Except as otherwise noted above, the foregoing projections reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments. (1) Includes depreciation and amortization related to noncontrolling interests and unconsolidated joint venture. 19 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Statements of Income Dollars in thousands, except per share data Three Months Ended March 31, 2018 2017 Revenues: Rental income $ 144,255 $ 57,224 Interest and other income 4,338 1,945 Resident fees and services 17,493 3,481 Total revenues 166,086 62,650 Expenses: Depreciation and amortization 48,005 19,137 Interest 35,818 15,788 Operating expenses 12,124 2,420 General and administrative 7,867 6,090 Merger and acquisition costs 330 563 Provision for doubtful accounts and loan losses 1,213 1,770 Impairment of real estate 532 — Total expenses 105,889 45,768 Other income (expense): Other income 2,820 2,129 Net loss on sales of real estate (472) — Total other income 2,348 2,129 Income before income from unconsolidated joint venture and income tax expense 62,545 19,011 Income from unconsolidated joint venture 446 — Income tax expense (510) (220) Net income 62,481 18,791 Net (income) loss attributable to noncontrolling interests (10) 32 Net income attributable to Sabra Health Care REIT, Inc. 62,471 18,823 Preferred stock dividends (2,561) (2,561) Net income attributable to common stockholders $ 59,910 $ 16,262 Net income attributable to common stockholders, per: Basic common share $ 0.34 $ 0.25 Diluted common share $ 0.34 $ 0.25 Weighted-average number of common shares outstanding, basic 178,294,605 65,354,649 Weighted-average number of common shares outstanding, diluted 178,516,388 65,920,486 Dividends declared per common share $ 0.45 $ 0.42 20 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Balance Sheets Dollars in thousands, except per share data March 31, 2018 December 31, 2017 (unaudited) Assets Real estate investments, net of accumulated depreciation of $377,063 and $340,423 as of March 31, 2018 and December 31, 2017, respectively $ 6,108,801 $ 5,994,432 Loans receivable and other investments, net 100,888 114,390 Cash and cash equivalents 46,352 518,632 Restricted cash 11,818 68,817 Lease intangible assets, net 161,423 167,119 Accounts receivable, prepaid expenses and other assets, net 200,380 168,887 Total assets $ 6,984,569 $ 7,032,277 Liabilities Secured debt, net $ 254,917 $ 256,430 Revolving credit facility 611,000 641,000 Term loans, net 1,188,623 1,190,774 Senior unsecured notes, net 1,306,566 1,306,286 Accounts payable and accrued liabilities 102,353 102,523 Lease intangible liabilities, net 94,544 98,015 Total liabilities 3,558,003 3,595,028 Equity Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of March 31, 2018 and December 31, 2017 58 58 Common stock, $.01 par value; 250,000,000 shares authorized, 178,282,370 and 178,255,843 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively 1,783 1,783 Additional paid-in capital 3,638,109 3,636,913 Cumulative distributions in excess of net income (238,612) (217,236) Accumulated other comprehensive income 20,813 11,289 Total Sabra Health Care REIT, Inc. stockholders’ equity 3,422,151 3,432,807 Noncontrolling interests 4,415 4,442 Total equity 3,426,566 3,437,249 Total liabilities and equity $ 6,984,569 $ 7,032,277 21 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Statements of Cash Flows Dollars in thousands Three Months Ended March 31, 2018 2017 Cash flows from operating activities: Net income $ 62,481 $ 18,791 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 48,005 19,137 Amortization of above and below market lease intangibles, net (684) — Non-cash interest income adjustments (570) 26 Non-cash interest expense 2,481 1,591 Stock-based compensation expense 1,135 2,588 Straight-line rental income adjustments (11,563) (4,607) Provision for doubtful accounts and loan losses 1,213 1,770 Change in fair value of contingent consideration — (822) Net loss on sales of real estate 472 — Impairment of real estate 532 — Income from unconsolidated joint venture (446) — Changes in operating assets and liabilities: Accounts receivable, prepaid expenses and other assets (1,658) (1,791) Accounts payable and accrued liabilities 249 (5,096) Net cash provided by operating activities 101,647 31,587 Cash flows from investing activities: Acquisition of real estate (172,001) — Origination and fundings of loans receivable (13,232) (508) Origination and fundings of preferred equity investments (928) (51) Additions to real estate (11,539) (520) Repayments of loans receivable 28,805 118 Repayments of preferred equity investments 234 — Investment in unconsolidated joint venture (354,461) — Net proceeds from the sales of real estate 6,743 — Net cash used in investing activities (516,379) (961) Cash flows from financing activities: Net repayments of revolving credit facility (30,000) (9,000) Principal payments on secured debt (1,061) (1,021) Payments of deferred financing costs (6) (109) Issuance of common stock, net (499) (3,224) Dividends paid on common and preferred stock (82,789) (29,993) Net cash used in financing activities (114,392) (43,347) Net decrease in cash, cash equivalents and restricted cash (529,124) (12,721) Effect of foreign currency translation on cash, cash equivalents and restricted cash (155) 21 Cash, cash equivalents and restricted cash, beginning of period 587,449 34,665 Cash, cash equivalents and restricted cash, end of period $ 58,170 $ 21,965 Supplemental disclosure of cash flow information: Interest paid $ 42,623 $ 18,127 22 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

SABRA
FINANCIAL INFORMATION
FFO, Normalized FFO, AFFO and Normalized AFFO

FFO, Normalized FFO, AFFO and Normalized AFFO

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Net income attributable to common stockholders	$ 59,910	$ 16,262
Add:		
Depreciation of real estate assets	48,005	19,137
Depreciation and amortization of real estate assets related to noncontrolling interests	(40)	—
Depreciation and amortization of real estate assets related to unconsolidated joint venture	4,552	—
Net loss on sales of real estate	472	—
Impairment of real estate	532	—
FFO attributable to common stockholders	$ 113,431	$ 35,399
Lease termination fee	—	(1,367)
CCP merger and transition costs	966	531
(Recovery of) provision for doubtful accounts and loan losses, net	(864)	1,727
Other normalizing items [(1)]	(1,908)	71
Normalized FFO attributable to common stockholders	$ 111,625	$ 36,361
FFO attributable to common stockholders	$ 113,431	$ 35,399
Merger and acquisition costs [(2)]	330	563
Stock-based compensation expense	1,135	2,588
Straight-line rental income adjustments	(11,563)	(4,607)
Amortization of above and below market lease intangibles, net	(684)	—
Non-cash interest income adjustments	(570)	26
Non-cash interest expense	2,481	1,590
Change in fair value of contingent consideration	—	(822)
Provision for doubtful straight-line rental income, loan losses and other reserves	2,181	1,390
Other non-cash adjustments related to unconsolidated joint venture	(336)	—
Other non-cash adjustments	15	60
AFFO attributable to common stockholders	$ 106,420	$ 36,187
CCP transition costs	632	—
Lease termination fee	—	(1,367)
(Recovery of) provision for doubtful cash income	(968)	381
Other normalizing items [(1)]	(1,908)	12
Normalized AFFO attributable to common stockholders	$ 104,176	$ 35,213
Amounts per diluted common share attributable to common stockholders:		
Net income	$ 0.34	$ 0.25
FFO	$ 0.64	$ 0.54
Normalized FFO	$ 0.63	$ 0.55
AFFO	$ 0.59	$ 0.55
Normalized AFFO	$ 0.58	$ 0.53
Weighted average number of common shares outstanding, diluted:		
Net income, FFO and Normalized FFO	178,516,388	65,920,486
AFFO and Normalized AFFO	179,266,983	66,325,908

(1) Other normalizing items for FFO and AFFO include non-Senior Housing - Managed operating expenses. The three months ended March 31, 2018 also includes a contingency fee of $2.0 million earned during the period related to a CCP investment.
(2) Merger and acquisition costs primarily relate to the CCP merger.

23 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

SABRA

FINANCIAL INFORMATION

Pro Forma Information

The following pro forma information assumes that (i) the investment activity during the quarter ended March 31, 2018, as described on page 14 of this Supplement, (ii) the disposition activity during and subsequent to the quarter ended March 31, 2018, (iii) the remaining planned CCP rent reductions (assuming a total of $28.2 million), (iv) the transition of five skilled nursing/transitional care facilities to a new operator and (v) the acquisition of two Senior Housing - Leased communities were completed as of the beginning of the period presented.

Pro Forma Information

Dollars in thousands, except per share data

	Three Months Ended March 31, 2018	Adjustments: Investments	Adjustments: Financing	Pro Forma Three Months Ended March 31, 2018
Total revenues	$ 166,086	$ (1,596)	$ —	$ 164,490
Total expenses	105,889	(49)	(368)	105,472
Total other income	2,348	472	—	2,820
Income from unconsolidated joint venture	446	—	—	446
Income tax expense	(510)	—	—	(510)
Net income	62,481	(1,075)	368	61,774
Net income attributable to noncontrolling interests	(10)	—	—	(10)
Net income attributable to Sabra Health Care REIT, Inc.	62,471	(1,075)	368	61,764
Preferred stock dividends	(2,561)	—	—	(2,561)
Net income attributable to common stockholders	$ 59,910	$ (1,075)	$ 368	$ 59,203
Add:				
Depreciation and amortization of real estate assets	48,005	(49)	—	47,956
Depreciation and amortization of real estate assets related to noncontrolling interests	(40)	—	—	(40)
Depreciation and amortization of real estate assets related to unconsolidated joint venture	4,552	—	—	4,552
Net loss on sales of real estate	472	(472)	—	—
Impairment of real estate	532	—	—	532
FFO attributable to common stockholders	$ 113,431	$ (1,596)	$ 368	$ 112,203
Normalizing Items	(1,806)	—	—	(1,806)
Normalized FFO attributable to common stockholders	$ 111,625	$ (1,596)	$ 368	$ 110,397
FFO attributable to common stockholders	$ 113,431	$ (1,596)	$ 368	$ 112,203
Merger and acquisition costs [1]	330	—	—	330
Stock-based compensation expense	1,135	—	—	1,135
Straight-line rental income adjustments	(11,563)	(415)	—	(11,978)
Amortization of above and below market lease intangibles, net	(684)	—	—	(684)
Non-cash interest income adjustments	(570)	—	—	(570)
Non-cash interest expense	2,481	—	—	2,481
Provision for doubtful straight-line rental income, loan losses and other reserves	2,181	—	—	2,181
Other non-cash adjustments related to unconsolidated joint venture	(336)	—	—	(336)
Other non-cash adjustments [2]	15	—	—	15
AFFO attributable to common stockholders	$ 106,420	$ (2,011)	$ 368	$ 104,777
Normalizing items	(2,244)	—	—	(2,244)
Normalized AFFO attributable to common stockholders	$ 104,176	$ (2,011)	$ 368	$ 102,533
Amounts per diluted common share:				
Net income attributable to common stockholders	$ 0.34			$ 0.33
FFO attributable to common stockholders	$ 0.64			$ 0.63
Normalized FFO attributable to common stockholders	$ 0.63			$ 0.62
AFFO attributable to common stockholders	$ 0.59			$ 0.58
Normalized AFFO attributable to common stockholders	$ 0.58			$ 0.57
Weighted average number of common shares outstanding, diluted:				
Net income, FFO and Normalized FFO	178,516,388			178,516,388
AFFO and Normalized AFFO	179,266,983			179,266,983

[1] Merger and acquisition costs incurred during the three months ended March 31, 2018 primarily relate to the CCP merger.
[2] Other non-cash adjustments include ineffectiveness gain/loss on derivative instruments and other non-cash income/loss.

24 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

FINANCIAL INFORMATION Components of Net Asset Value (NAV) We disclose components of our business relevant to calculate NAV. We consider NAV to be a useful supplemental measure that assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. The components of NAV do not consider the potential changes in revenue streams or our investment portfolio. The components include non-GAAP financial measures, such as Cash NOI. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP financial measures as supplemental information to evaluate our business. Pro Forma Annualized Cash NOI (1) Dollars in thousands Skilled Nursing/Transitional Care $ 387,018 42,972 beds Senior Housing - Leased 85,180 8,167 units Senior Housing - Managed 58,959 9,396 units Specialty Hospitals and Other 47,386 1,085 beds Pro forma Annualized Cash NOI (Excluding Loans Receivable and Other Investments) $ 578,543 Obligations Dollars in thousands Secured debt (2) $ 257,660 Unsecured senior notes (2) 1,300,000 Revolving credit facility 611,000 Term loans (2) 1,196,912 Sabra's share of unconsolidated JV debt (3) 384,243 Total Debt 3,749,815 Add (less): Cash and cash equivalents and restricted cash (58,170) Accounts payable and accrued liabilities 102,353 Preferred stock 144,555 Net obligations $ 3,938,553 Other Assets Dollars in thousands Loans receivable and other investments, net $ 100,888 Accounts receivable, prepaid expenses and other assets, net (4) 46,544 Total other assets $ 147,432 Common Shares Outstanding Total shares 178,282,370 (1) Assumes the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP was completed at the beginning of the period presented. (2) Amounts represent principal amounts due and exclude deferred financing costs, net and premiums/discounts, net. (3) Represents Sabra's 49% share of unconsolidated joint venture debt in the Enlivant investment. (4) Includes assets that impact cash or NOI and excludes non-cash items. 25 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

APPENDIX Disclaimer Disclaimer This supplement contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward- looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations. Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on the operating success of our tenants; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the anticipated benefits of our merger with Care Capital Properties, Inc. (“CCP”) may not be realized; the anticipated and unanticipated costs, fees, expenses and liabilities related to our merger with CCP; our ability to implement the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP on the timing or terms we have previously disclosed; our ability to dispose of facilities currently leased to Genesis Healthcare, Inc. (“Genesis”) on the timing or terms we have previously disclosed; the possibility that Sabra may not acquire the remaining majority interest in the Enlivant joint venture; risks associated with our investments in joint ventures; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity and debt financings; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel or other employees; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust ("REIT"); changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and anti-takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.  Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so. Note Regarding Non-GAAP Financial Measures This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share, Normalized AFFO per diluted common share and Adjusted EBITDA (defined below). These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap. Tenant and Borrower Information This supplement includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this supplement has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Sabra Information The information in this supplemental information package should be read in conjunction with the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On Sabra's website, www.sabrahealth.com, you can access, free of charge, Sabra's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports file or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra's website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through its website, www.sec.gov. For more information, contact Investor Relations at (888) 393-8248 or investorrelations@sabrahealth.com. 26 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

APPENDIX Reporting Definitions Adjusted EBITDA* Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company's long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non- GAAP supplemental measure of operating performance. Ancillary Supported Tenant A tenant, or one of its affiliates, that owns an ancillary business that depends on providing services to the residents of the properties leased by the affiliated operating company (Sabra's tenant) for a meaningful part of the ancillary business's profitability and has below market EBITDAR coverage. Annualized Revenues  The annual straight-line rental revenues under leases and interest and other income generated by the Company's loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries or additional rents. Cash Net Operating Income (“Cash NOI”)*    The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash rental income. Cash NOI excludes all other financial statement amounts included in net income. Consolidated Debt  The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company's condensed consolidated financial statements. Consolidated Debt, Net The carrying amount of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness, as reported in the Company’s condensed consolidated financial statements. Consolidated Enterprise Value The Company believes Consolidated Enterprise Value is an important measurement as it is a measure of a company’s value. The Company calculates Consolidated Enterprise Value as market equity capitalization plus Consolidated Debt. Market equity capitalization is calculated as (i) the number of shares of common stock multiplied by the closing price of the Company's common stock on the last day of the period presented plus (ii) the number of shares of preferred stock multiplied by the closing price of the Company's preferred stock on the last day of the period presented. Consolidated Enterprise Value includes the Company's market equity capitalization and Consolidated Debt, less cash and cash equivalents. EBITDAR  Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. EBITDAR includes an imputed management fee of 5.0% of revenues for Skilled Nursing/Transitional Care facilities and Senior Housing - Leased communities and an imputed management fee of 2.5% of revenues for Specialty Hospitals and Other facilities. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company. EBITDAR Coverage  Represents the ratio of EBITDAR to contractual rent for owned facilities (excluding Senior Housing - Managed). EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. EBITDAR Coverage includes only Stabilized Facilities and excludes significant tenants with meaningful credit enhancement through guarantees (which include Genesis, Holiday and three legacy CCP tenants), two Ancillary Supported Tenants and facilities for which data is not available or meaningful. EBITDARM  Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. EBITDARM Coverage  Represents the ratio of EBITDARM to contractual rent for owned facilities (excluding Senior Housing - Managed properties). EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes significant tenants with meaningful credit enhancement through guarantees (which include Genesis, Holiday and three legacy CCP tenants), two Ancillary Supported Tenants and facilities for which data is not available or meaningful. 27 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

APPENDIX Reporting Definitions Fixed Charge Coverage Ratio EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors. Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”)*  The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, the Company's share of depreciation and amortization related to our unconsolidated joint venture, and real estate impairment charges. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, straight-line rental income adjustments, amortization of above and below market lease intangibles, non-cash interest income adjustments, non-cash interest expense and our share of other non-cash adjustments related to our unconsolidated joint venture, as well as other non-cash revenue and expense items (including non-cash portion of loss on extinguishment of debt, change in fair value of contingent consideration, provision for doubtful straight-line rental income, loan losses and other reserves, ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests). The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does. Investment Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities. Investment also includes the Company's pro rata share of the real estate assets held in the Company's unconsolidated joint venture. Market Capitalization Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period. Net Operating Income (“NOI”)*   The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income. Normalized FFO and Normalized AFFO* Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. 28 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018

APPENDIX Reporting Definitions Occupancy Percentage Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Occupancy Percentage for the Company's unconsolidated joint venture is weighted to reflect the Company's pro rata share. REVPOR REVPOR represents the average revenues generated per occupied room per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues divided by average monthly occupied room days. REVPOR includes only Stabilized Facilities. REVPOR for the Company's unconsolidated joint venture is weighted to reflect the Company's pro rata share. Senior Housing  Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities. Skilled Mix  Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Skilled Nursing/Transitional Care Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities. Specialty Hospitals and Other Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing. Stabilized Facility At the time of acquisition, the Company classifies each facility as either stabilized or pre-stabilized. In addition, the Company may classify a facility as pre- stabilized after acquisition. Circumstances that could result in a facility being classified as pre-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) but in no event beyond 24 months after the date of classification as pre-stabilized. Stabilized Facilities exclude (i) Senior Housing - Managed communities, (ii) facilities held for sale, (iii) facilities being sold pursuant to the Company's CCP portfolio repositioning, (iv) facilities being transitioned from leased by the Company to being operated by the Company, and (v) facilities acquired during the three months preceding the period presented. Total Debt Consolidated Debt plus the Company's pro rata share of the principal balances of the debt of the Company’s unconsolidated joint venture. Total Debt, Net Consolidated Debt, Net plus the Company's pro rata share of the carrying amount of the debt of the Company’s unconsolidated joint venture. Total Enterprise Value Consolidated Enterprise Value plus the Company's pro rata share of the principal balances of the debt of the Company's unconsolidated joint venture. *Non-GAAP Financial Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this supplement can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap. 29 SABRA 1Q 2018 SUPPLEMENTAL INFORMATION March 31, 2018